UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2012

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01                                Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2012, 1st Source Corporation (the “Company”) received a notification letter from the Nasdaq Stock Market indicating that the Company no longer complies with the Audit Committee composition requirement as set forth in Listing Rule 5605(c)(2)(A).  The rule requires, among other things, that each member of a company’s Audit Committee be “independent” as defined in Listing Rule 5605(a)(2) and Rule 10A-3(b)(1) under the Securities and Exchange Act of 1934.  The Company’s 2012 proxy statement disclosed that one of its directors, Christopher J. Murphy IV, is a non-voting member of the Audit Committee.  The proxy statement also disclosed that Mr. Murphy IV is a non-independent director and the son of Christopher J. Murphy III, the Company’s Chairman of the Board, President, and Chief Executive Officer.

After Nasdaq staff alerted the Company of the issue on April 11, 2012, the Executive & Governance Committee of the Board of Directors responded promptly by eliminating the role of non-voting member of the Audit Committee and any other role on the Committee for a non-independent director.  Accordingly, Mr. Murphy IV no longer serves in any such capacity and the Company believes it is in full compliance with Nasdaq’s Listing Rules.  The Company is taking the steps required by Nasdaq to confirm it has regained compliance with the Listing Rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: April 25, 2012	/s/LARRY E. LENTYCH
Larry E. Lentych
Treasurer and Chief Financial Officer
Principal Accounting Officer